UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 5, 2008

BEST ENERGY SERVICES, INC.
(Exact name of registrant specified in its charter)
Nevada	333-142350	02-0789714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1010 Lamar Street, 12th Floor, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(713) 933-2600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02                      Unregistered Sales of Equity Securities

On March 5, 2008, Best Energy Services, Inc. (the “Company”) granted stock options and shares of restricted stock to two executive officers and stock options to four outside directors.  These grants were made pursuant to Section 4(2) of the Securities Act of 1933, as amended.  For more information, see Items 5.02 and 8.01 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On March 5, 2008, the Board of Directors of Best Energy Services, Inc. (the “Company”) appointed fellow board member, James W. Carroll, as Executive Vice President and Chief Financial Officer of the Company, effective immediately.  On March 5, 2008, Mr. Carroll and the Company executed and delivered an employment agreement (the “Carroll Employment Agreement”).  Also on that date, the Company entered into an employment agreement with its chief executive officer, Larry W. Hargrave (the “Hargrave Employment Agreement”).

Mr. Carroll has 28 years of experience in the oil and gas business. He learned the business by working for fifteen years with the Cullen Family in Houston, Texas. For his last seven years there, he was the chief financial officer of Quintana Petroleum Corporation, the Cullens’ primary operating company which operated over 1,400 wells.  In 1995, Mr. Carroll formed Bright Hawk Resources, Inc., purchasing working and royalty interests in over 400 wells domestically and assembling a 650,000-acre frontier exploration block in Central America.  In 2000, he broadened his public-company experience by joining a new public internet/media company as their CFO. After successfully leading that company through its first year of SEC reporting, during which it closed ten small acquisitions, he co-founded Goldbridge Capital, LLC, a Houston investment banking and business advisory firm. He had started his career in the management consulting division of Ernst & Young in 1977, prior to joining the Cullens in 1980.  Mr. Carroll holds a Bachelor’s degree, summa cum laude, from Rice University with a double major in economics and management and a Master’s degree in accounting, also from Rice. In addition, he was an Adjunct Assistant Professor for five years in the graduate business school at Rice in the early 1990’s. He is a Certified Public Accountant and a Certified Management Accountant.

The Carroll Employment Agreement has an initial term beginning March 5, 2008 and ending on December 31, 2009.  Under the terms of the Carroll Employment Agreement, Mr. Carroll’s employment may be terminated at any time, with or without cause, by either Mr. Carroll or the Company.  Mr. Carroll will receive an initial annual base salary of $150,000, which will be increased to a rate of $192,000 per annum as of the first month beginning after a Form S-1 registration statement of the Company for the resale of shares of common stock sold by the Company in its 2008 private placement becomes effective.  Mr. Carroll also will receive certain other employee benefits available generally to all employees or specifically to executives of the Company.  Mr. Carroll is also entitled to receive a discretionary performance bonus beginning in 2008 and a $500 per month automobile allowance.  The Carroll Employment Agreement provides that the Board of Directors of the Company shall determine whether to award a bonus to Mr. Carroll and that Mr. Carroll’s discretionary performance bonus will be no less than 50% of the greatest bonus paid to any other executive officer of the Company.  Under the terms of the Carroll Employment Agreement, if Mr. Carroll’s employment terminates for any reason, he is entitled to continued payment of his then base salary for six months and reimbursement of reimbursable expenses.  In addition, if his employment is terminated by the Company without “cause” (as defined in the Carroll Employment Agreement), he will be entitled to (i) continued payment of his then base salary and provision of benefits for an additional period of six months and (ii) a pro rata share of any performance bonus that he would have otherwise been eligible to receive.  The six-month period specified in clause (i) of the foregoing sentence will be increased by one month for each full year of Mr. Carroll’s employment up to a maximum of 12 months.  Mr. Carroll also received (i) a restricted grant of 150,000 shares of the Company’s common stock; and (ii) options to purchase 150,000 shares of the Company’s common stock that will vest on December 31, 2008 at a price per share equal to $0.50.  Mr. Carroll is also entitled to receive additional equity awards at the sole discretion of the Board of Directors but in no event less than 50% of the largest grant made to any other executive officer.  The foregoing description of the Carroll Employment Agreement and the shares of common stock and options granted to him does not purport to be a complete description thereof and is qualified in its entirety by reference to the text of the Carroll Employment Agreement, which is filed as Exhibit 10.1 of this Current Report on Form 8-K.

The Hargrave Employment Agreement provides that Mr. Hargrave will serve as the Company’s chairman of the board, president and chief executive officer, and has an initial term beginning March 5, 2008 and ending on December 31, 2009.  Under the terms of the Hargrave Employment Agreement, Mr. Hargrave’s employment may be terminated at any time, with or without cause, by either Mr. Hargrave or the Company.  Mr. Hargrave will receive an initial annual base salary of $150,000, which will be increased to a rate of $192,000 per annum as of the first month beginning after a Form S-1 registration statement of the Company for the resale of shares of common stock sold by the Company in its 2008 private placement becomes effective.  Mr. Hargrave also will receive certain other employee benefits available generally to all employees or specifically to executives of the Company.  Mr. Hargrave is also entitled to receive a discretionary performance bonus beginning in 2008 and a $500 per month automobile allowance.  The Hargrave Employment Agreement provides that the Board of Directors of the Company shall determine whether to award a bonus to Mr. Hargrave and that Mr. Hargrave’s discretionary performance bonus will be no less than 50% of the greatest bonus paid to any other executive officer of the Company.  Under the terms of the Hargrave Employment Agreement, if Mr. Hargrave’s employment terminates for any reason, he is entitled to continued payment of his then base salary for six months and reimbursement of reimbursable expenses.  In addition, if his employment is terminated by the Company without “cause” (as defined in the Hargrave Employment Agreement), he will be entitled to (i) continued payment of his then base salary and provision of benefits for an additional period of six months and (ii) a pro rata share of any performance bonus that he would have otherwise been eligible to receive.  The six-month period specified in clause (i) of the foregoing sentence will be increased by one month for each full year of Mr. Hargrave’s employment up to a maximum of 12 months.  Mr. Hargrave also received (i) an options to purchase 300,000 shares of the Company’s common stock that vests as of the date of grant at a purchase price per share equal to $0.16; and (ii) options to purchase 300,000 shares of the Company’s common stock that will vest on December 31, 2008 at a price per share equal to $0.50.  Mr. Hargrave is also entitled to receive additional equity awards at the sole discretion of the Board of Directors but in no event less than 50% of the largest grant made to any other executive officer.  The foregoing description of the Hargrave Employment Agreement and the shares of common stock and options granted to him does not purport to be a complete description thereof and is qualified in its entirety by reference to the text of the Hargrave Employment Agreement which is filed as Exhibit 10.2 of this Current Report on Form 8-K.

(e)           Mr. Tony Bruce, our Vice President of Central Operations, was awarded options as described below in Item 8.01 in his capacity as a Director.

Item 8.01  Other Events.

.           On March 5, 2008, the Board of Directors awarded options to the following Directors: Mark Harrington, Joel Gold, David Gad, and Tony Bruce.  They each were awarded options to purchase a total of 75,000 shares of our common stock, 25,000 at an exercise price of $0.16 per share and 50,000 at an exercise price of $0.50 per share.  The $0.16 options vested immediately and the $0.50 options vest on March 5, 2009.  The Directors also granted warrants to Christy Albeck, a contractor to the Company, to purchase a total of 75,000 shares of our common stock, 25,000 at an exercise price of $0.16 per share and 50,000 at an exercise price of $0.50 per share.  The $0.16 warrants vested immediately and the $0.50 warrants vest on March 5, 2009.

The Board of Directors also established a schedule of fees to be paid to Mr. Harrington, Mr. Gold, Mr. Gad, and Mr. Bruce for their service as Directors, as follows:

Annual Retainer                                     $10,000
Meeting Fees                                          $1,000 (in person)
  $500 (telephonic)
Committee Meeting Fees                      $2,000 (in person)
  $1,000 (telephonic)

On March 11, 2008, the Company issued a press release announcing the election of Mr. Carroll as Executive Vice President and Chief Financial Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Employment Agreement between Best Energy Services, Inc. and James W. Carroll dated March 5, 2008
10.2	Employment Agreement between Best Energy Services, Inc. and Larry W. Hargrave dated March 5, 2008
99.1	Press Release dated March 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST ENERGY SERVICES, INC.

Date:	May 22, 2008	By:	/s/ Larry W. Hargrave
Name: Larry W. Hargrave Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description
10.1	Employment Agreement between Best Energy Services, Inc. and James W. Carroll dated March 5, 2008
10.2	Employment Agreement between Best Energy Services, Inc. and Larry W. Hargrave dated March 5, 2008
99.1	Press Release dated March 11, 2008

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